UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 21, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 21, 2005, the Board of Directors of Apogee Technology, Inc. announced that as of December 22, 2005, it had accelerated the vesting of certain unvested stock options previously awarded to employees and non-employee members of the Board of Directors under the Apogee’s 1997 Employee, Director and Consultant Stock Option Plan stock option plans.

The vesting provision for options covering approximately 880,000 underlying shares of common stock have been accelerated.  Approximately 665,000 of the underlying shares, of the total accelerated, belong to executive officers and non-employee members of the board of directors.  The Board only accelerated the vesting of those options having exercise prices in excess of $2.00 per share and did not accelerate the vesting of any options with exercise prices below $2.00 per share.

On December 16, 2004, the Financial Accounting Standards Board issued rule FAS123(R) that requires public companies to expense stock options on their financial statements. As Apogee has a December 31 fiscal year end, Apogee will be required to implement FAS123(R) for its fiscal year beginning January 1, 2006. Apogee estimates that $3,017,000 of future expense will be saved as a result of accelerating its outstanding, unvested options as of December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: December 23, 2005	By:	/s/ Paul J. Murphy
Paul J. Murphy
Chief Financial Officer
Treasurer